Exhibit 99.1

Vignette to Acquire Epicentric
Tuesday October 29, 4:05 pm ET

Vignette Accelerates Delivery of Enterprise Web Applications With Addition Of Market-Leading Business Portal Company

AUSTIN, Texas, Oct. 29, 2002—Vignette Corp. (Nasdaq: VIGN—News) today announced the signing of a definitive agreement to acquire privately held Epicentric Inc., the leading provider of business portal solutions. This acquisition brings together the acknowledged market leaders in business portal solutions and content management applications to deliver the industry’s most powerful foundation for enterprise Web applications. Under the terms of the agreement, Vignette will pay up to $32 million in cash and restricted stock for Epicentric.

Today’s announcement expedites Vignette’s ability to deliver on its vision, which was first unveiled at the Vignette Village 2002 user conference last week, to enable the Real-Time Enterprise with a new generation of enterprise Web applications. This new application paradigm will help deliver improved speed, collaboration, productivity, efficiency and service. It requires a standards-based computing platform that spans functional silos, leverages existing enterprise assets, manages information from multiple sources and optimizes interactions with every user. The combination of Vignette and Epicentric technologies will help fulfill these requirements and provide the industry’s only unified foundation for managing both information and user interactions in real time.

“Vignette’s acquisition of Epicentric is in response to overwhelming customer demand for integrated solutions that enable the rapid deployment of Web-based business applications,” said Thomas E. Hogan, president and CEO of Vignette. “By combining the market leading technologies of Vignette and Epicentric, we will deliver the first integrated foundation for enterprise Web applications to turn the real-time delivery of information assets into a competitive advantage.”

“The combination of Epicentric with Vignette will create the first and only major enterprise Web applications company in the industry,” said Michael Crosno, chairman, president and CEO of Epicentric. “Our collective technologies will mean faster adoption of the Web for business applications by organizations of all sizes. Our current customers, prospects and partners will significantly benefit from the powerful combination of these two companies’ offerings.”

The acquisition of Epicentric will accelerate Vignette’s ability to deliver real-time enterprise Web applications by adding advanced portal and delivery management capabilities to Vignette(R) V7, which was introduced just last week. At the Vignette Village 2002 launch, the company unveiled an innovative new family of Vignette V7 content management applications and the Vignette V7 Enterprise Services Foundation, which includes an application architecture and a comprehensive set of application services for creating enterprise Web applications.

“The concept of a Real-Time Enterprise is predicated on an organization’s ability to dynamically sense and respond to business changes and information needs. The Real-Time Enterprise is one that can transform information assets into competitive advantage with measurable results,” said Andy Warzecha, senior vice president at META Group. “The formal combination of content management, portals, process management, analytics and developing standards will accelerate the development of enterprise Web platforms that will enable the Real-Time Enterprises.”

Vignette will integrate Epicentric’s industry-leading portal technologies with its award-winning content management solution, enabling customers to work with a single vendor for the key technologies required to build and deploy business applications for the Web. In addition to lowering risk and decreasing deployment, maintenance and integration costs, the Epicentric acquisition will enhance the Vignette foundation with a number of portal-based services such as security, central role management, presentation management and targeted content delivery. The combined products also will offer the unique ability to use and manage content where it lives, regardless of its format or repository.

With the acquisition of Epicentric, Vignette will increase its customer base by approximately 250 in industries ranging from energy and financial services to healthcare and telecommunications. The two companies share many joint customers, such as Daimler Chrysler, J.P. Morgan Chase, Motorola, Verizon and Vodafone.

“This acquisition is a great, strategic fit at every level,” Hogan said. “Beyond the clear value for our customers, there are tremendous cultural synergies between Epicentric and Vignette. Both companies share a deep commitment to world-class customer service, value leadership and innovation, and have total conviction around the potential value of our combined assets.”

Shareholders representing a majority of the Epicentric shares have agreed to vote in favor of and have executed voting agreements approving the transaction. The acquisition is expected to close in December 2002 and is subject to customary closing conditions.

Epicentric and Vignette Product Availability

Based on an existing partnership between Epicentric and Vignette, customers may immediately purchase and deploy integrated solutions from both companies. Vignette’s recently announced Vignette V7 products will be generally available in December 2002, with full Epicentric support for Vignette V7 slated for the first quarter of 2003. Customers who purchase Epicentric business solutions in the interim will have continued product support and product updates from Vignette once the acquisition closes.

Conference Call Details

Vignette will host a conference call and live webcast regarding the Epicentric acquisition on Tuesday, Oct. 29, 2002, at 5 p.m. EST. Those who wish to access the webcast should visit the Investor Relations section of Vignette’s corporate Web site at http://www.vignette.com/.

For those who are not able to access the live webcast, dial-in information follows:

Toll number:	(612) 332-0342
Access code:	658590

The webcast and conference call will be archived and available for replay from Oct. 29, 2002, at 7:15 p.m. EST to Nov. 1, 2002, at midnight EST. The replay information follows:

Toll-free number:	(800) 475-6701
International number:	(320) 365-3844
Access code:	658590

About Epicentric Inc.

Epicentric Inc. is a leading provider of Business Portal solutions for Global 2000 companies to deliver integrated Web services to their customers, partners and employees. Founded in 1998, Epicentric customers include Autodesk, Bank One, General Electric, Hartford Life, J.P. Morgan Chase & Co., Lockheed Martin, Motorola Inc., Scotiabank Group, and the U.S. Postal Service. Epicentric is headquartered in San Francisco with offices in Atlanta, Chicago, New York, and Washington, D.C. International operations include offices in the United Kingdom, Germany and France. For more information, visit the company’s Web site at http://www.epicentric.com/.

About Vignette Corp.

Vignette enables enterprises to achieve real-time advantage by rapidly building, deploying and optimizing Web-based applications. Vignette powers the Web applications of more than 1,400 leading organizations and is headquartered in Austin, Texas. Vignette has offices located throughout the Americas, Europe, Asia and in Australia, and can be found on the Web at http://www.vignette.com/.

FORWARD-LOOKING STATEMENTS

The statements contained in this press release that are not purely historical are forward-looking statements including statements regarding the Company’s expectations, beliefs, hopes, intentions or strategies regarding the future. Forward-looking statements include statements regarding Vignette’s products, future sales, market growth and competition. All forward-looking statements included in this press release are based upon information available to the Company as of the date hereof, and the Company assumes no obligation to update any such forward-looking statement. Actual results could differ materially from the Company’s current expectations. Factors that could cause or contribute to such differences include, but are not limited to, Future Losses, Limited Operating History which Makes Financial Forecasting Difficult, Recent Terrorist Activities and Resulting Military and Other Actions Could Adversely Affect Our Business, Fluctuation of Quarterly Revenues and Operating Results, Competition, Dependence on a Small Number of Large Orders, Lengthy Sales Cycle and Product Implementation, Acquisition Integration, Market Awareness of Our Product, Rapid Changes in E-Relationships Technology and New Products, and other factors and risks discussed in the Company’s most recent 10Q and 10K, as amended and filed with the Securities and Exchange Commission.

In addition, stockholders of Epicentric will receive an information statement and other information relating to the transaction and the solicitation of their approval of the transaction. Epicentric stockholders are urged to review this information carefully before voting on this matter.

Vignette is a trademark or registered trademark of Vignette Corp. in the United States and other countries.

All other names are the trademarks or registered trademarks of their respective companies.

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